CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of JPMorgan Trust IV of our reports dated August 27, 2024, relating to the financial statements and financial highlights for the funds constituting JPMorgan Trust IV listed in Appendix A, which appear in JPMorgan Trust IV’s Annual Report on Form N-CSR for the year ended June 30, 2024. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York

October 24, 2024

Appendix A

JPMorgan U.S. Equity Funds

JPMorgan Equity Premium Income Fund

JPMorgan Hedged Equity 2 Fund

JPMorgan Hedged Equity 3 Fund

JPMorgan Preferred and Income Securities Fund

JPMorgan SmartRetirement Funds

JPMorgan SmartRetirement 2065 Fund

JPMorgan SmartRetirement Blend Funds

JPMorgan SmartRetirement Blend 2065 Fund